Exhibit 10.1

CONSULTING AGREEMENT
AMENDMENT NUMBER ONE

This CONSULTING AGREEMENT AMENDMENT NUMBER ONE (the "First Amendment") is made by and between, Dennis J. Selkoe, M.D. (“Consultant”), an individual with an address of Center for Neurologic Diseases, Harvard Medical School, Brigham and Women’s Hospital, 77 Avenue Louis Pasteur, HIM 730, Boston, MA 02115, and Elan Pharmaceuticals, Inc., a Delaware corporation with an address of 180 Oyster Point Boulevard, South San Francisco, California 94080 ("Elan"), and is effective as of 1 July 2012 (“Amendment Effective Date”).

RECITALS

A.           Elan and Consultant entered into a Consulting Agreement dated 01 July 2009 (the “Agreement”).

B.           The parties mutually desire to amend the Agreement.

AGREEMENT

1.            TERM.  The term of the Agreement shall be extended to expire on 01 July 2015.

2.            FEES AND EXPENSES.  As of the Amendment Effective Date, Section 3(a) of the Agreement shall be amended and restated as follows:

(a)      In return for Services actually rendered, Elan will pay Consultant at a rate of $18,000.00 per quarter.

3.            Except as modified herein, the Agreement remains in full force and effect and is hereby incorporated by this reference.  Capitalized terms not otherwise defined herein shall have the meanings contained in the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, duly authorized representatives of the parties hereto have executed this First Amendment as of the Amendment Effective Date above.

ELAN PHARMACEUTICALS, INC.	DENNIS J. SELKOE, M.D.

By: /s/ John B. Moriarty, Jr.	By: /s/ Dennis J. Selkoe

Name: John B. Moriarty, Jr.

Title: SVP & General Counsel